EXHIBIT 21.1
                                                                       EXHIBIT A

                          COLUMBUS MCKINNIN CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


Abell-Howe Crane, Inc. (US)
ASI of Australia Pty. Ltd. (Australia)
Audubon Export, Inc. (FSC) (US)
Automatic Systems, Inc. (US)
Automatic Systems Conveyors Limited (Canada)
Camlok Lifting Clamps Ltd. (UK)
CM Insurance Company, Inc. (US)
Columbus McKinnon Limited (Canada)
Columbus McKinnon Finance Corporation (Canada)
Duff-Norton Asia Pacific Pty. Ltd. (Singapore)
Egyptian-American Crane Co. (Joint Venture)(Egypt)
Endor, S.A. de C.V. (Mexico)
G. L. International inc. (US)
Gaffey, Inc. (US)
Handling Systems and Conveyors, Inc. (US)
Hangzhou LILA Lifting and Lashing Co. Ltd. (China)
Larco Industrial Services, Ltd. (Canada)
Larco Material Handling, Inc. (US)
LICO International Corporation (FSC)
LICO Steel, Inc. (US)
Manutention Connection (France)
Societe d'Exploitation des Raccords Gautier (France)
Spreckels Consolidated Industries, Inc. (US)
Spreckels Land Company, Inc. (US)
Spreckels Water Company, Inc. (US)
Spreckels Development Company, Inc. (US)
Univeyor A/S (Denmark)
Univeyor Conveying Systems Ltd. (UK)
Univeyor Electronic A/S (Denmark)
Yale Hangzhou Industrial Products (China)
Yale Industrial Products, Inc. (US)
Yale Industrial Products GmbH (Austria)
Yale Industrial Products Ltd. (UK)
Yale Industrial Products GmbH (Germany)
Yale Industrial Products Pty. Ltd. (South Africa)
Yale Industrial Products Asia (Thailand) Co. Ltd. (Thailand)